Exhibit 99.1

Callaway

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/ELY** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at www.envisionreports.com/ELY

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2021 Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

	For	Against	Abstain
1. Approval of the issuance of shares of common stock of Callaway Golf Company to stockholders of Topgolf International, Inc., pursuant to the terms of the Merger Agreement, a copy of which is attached as Annex A to the accompanying proxy statement/prospectus/consent solicitation.	☐	☐	☐
2. Approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The Special Meeting of Shareholders of Callaway Golf Company will be held on
March 3, 2021 at 8:00 a.m. Pacific Time, virtually via the internet at www.meetingcenter.io/233695073.
To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.
The password for this meeting is — ELY2021.
Important notice regarding the Internet availability of proxy materials for the Special Shareholder Meeting To Be Held on March 3, 2021: The proxy statement/prospectus/consent solicitation is available on the Internet at: www.envisionreports.com/ELY
Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ELY
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
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Proxy — CALLAWAY GOLF COMPANY
The undersigned shareholder of CALLAWAY GOLF COMPANY hereby appoints BRIAN P. LYNCH and SARAH E. KIM, or either of them, proxies of the undersigned, each with full power to act without the other and with the power of substitution, to represent the undersigned at the Special Meeting of Shareholders of Callaway Golf Company to be held virtually on March 3, 2021, at 8:00 A.M. (Pacific Time), and at any adjournments or postponements thereof, and to vote all shares of stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting; provided, however, that such proxies, or either of them, shall have the power to cumulate votes and cast such votes.
THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BUT NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED “FOR” ALL PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.
(Items to be voted appear on reverse side)
C Non-Voting Items
Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Special Meeting.
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